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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 23, 2009
(Date of earliest event reported)
eResearchTechnology, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-29100	22-3264604

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1818 Market Street, Philadelphia, PA	19103

(Address of principal executive offices)	(Zip Code)
215-972-0420
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

ITEM 7.01 REGULATION FD DISCLOSURE.
     On June 23, 2009, eResearchTechnology, Inc. (the “Company”) issued a press release announcing that the Company had completed the sale of certain assets relating to its electronic data capture (EDC) business. A copy of the press release is attached as Exhibit 99.1 hereto.
ITEM 8.01 OTHER EVENTS.
     On June 23, 2009, the Company completed the sale of certain assets relating to its electronic data capture (EDC) business. The sale was completed pursuant to an Asset Purchase Agreement between the Company and OmniComm Systems, Inc. ("OmniComm"). Under the terms of the Asset Purchase Agreement, in consideration of the assets of the Company’s EDC business and $1,150,000 in cash paid by the Company, OmniComm issued 8,100,000 shares of its common stock to the Company and assumed certain liabilities relating to the EDC business.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1	Press release dated June 23, 2009 of eResearchTechnology, Inc. (furnished herewith, but not filed)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eResearchTechnology, Inc. (Registrant)
Date: June 23, 2009	By:	/s/ Keith D. Schneck
Keith D. Schneck,
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated June 23, 2009 of eResearchTechnology, Inc. (furnished herewith, but not filed)